Exhibit 10.7

                                    AGREEMENT

         This agreement ("AGREEMENT") dated as of October 19, 2006 ("Effective Date") is made by and between SOYO, INC. ("Soyo") a Nevada corporation having its principal place of business at 1420 South Vintage Avenue Ontario CA 91761, and CORION INDUSTRIAL CORP USA ("Corion") a California corporation having its principal address at 2050 Ringwood Ave San Jose CA 95131. Soyo and Corion are sometimes collectively referred to in this Agreement as the "Parties"

         A. Corion is currently selling and has in the past sold products to Soyo; and

         B. Soyo has incurred a debt to Corion for products purchased between January 2006 and March 2006, in the amount of $8,033,529.00; and

         C. Soyo has been servicing this debt to Corion and as of October 19, 2006, there remains an outstanding balance owed to Corion of $4,252,682.00 (the "Debt"); and

         D. The Parties desire to reach a mutually beneficial settlement relating to this Debt and to resolve other issues which have arisen between the Parties.

         In consideration of the foregoing, the Parties agree, promptly upon the execution of this Agreement, to negotiate and enter into an agreement which shall contain the following provisions, as well as such other provisions as the Parties may agree upon:

     1.   Soyo  agrees  to  pay  Corion  the  sum  of  Fifty  Thousand   dollars
          ($50,000.00) each week until the total sum of payments equals the amount of the Debt.

     2. Notwithstanding the foregoing, Soyo shall have the right, at its sole discretion, to defer four (4) payments during each calendar quarter. Two (2) of these payments shall be deferred until the calendar quarter following their deferral on a date selected by Soyo, and the remaining two (2) payments shall be paid in weekly installments following all regularly scheduled payments, but in any event not later than October 1, 2008.

     3.   Each of the Parties shall characterize Debt as a long term debt.

     4.   No interest shall be charged on the Debt.

     5.   Soyo shall pay the Debt in full by no later than October 1, 2008.

     6. Until the Debt is paid in full, and subject to paragraph 8 below, Soyo agrees not to give any other supplier a consensual lien with priority senior that of Corion, except for purchase money liens and other similar interests.

     7. Upon execution of this Agreement, and in anticipation of any further agreements between the Parties, Corion shall terminate any and all existing financing statements filed with any and all governmental authorities, and Corion hereby authorizes Soyo to file some


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          termination   statements  as  Soyo  may  determine  are  necessary  or
          appropriate to achieve the foregoing.

     8. Corion understands that Soyo is indebted to Eastech Electronics, Inc. ("Eastech") for product purchased by Soyo. Corion agrees that Soyo may grant to Eastech a security interest in Soyo's assets and accounts pari passu with any security interest granted by Soyo to Corion.

     9. As long as Soyo is not in default of this Agreement, Corion agrees not to be a party to any organized effort to force Soyo into an involuntary bankruptcy filing.

     10. This Agreement constitutes the entire agreement and understanding between the Parties and integrates all prior discussions between them related to the subject matter hereof. This Agreement shall be governed under the laws of the State of California. In the event that any provision of this Agreement is held invalid or unenforceable for any reason, such invalidity or unenforceability shall attach only to such provision and shall not affect or render invalid any other provision of this Agreement. If any legal action, including arbitration, arises relating to this Agreement, the prevailing party shall be entitled to recover its court costs, expenses and reasonable attorneys' fees incurred because of that legal action.

The Parties recognize that the foregoing constitute only a part of the terms which will be contained in the agreement or agreements covering the repayment of the Debt and resolution of other disputes between the Parties.



Soyo, Inc.                                   Corion Industrial Corp USA



By    /s/ Nancy Chu                          By    /s/ Tony Hu
  --------------------------------             ---------------------------------
Name  Nancy Chu                              Name  Tony Hu
    ------------------------------               -------------------------------
Title CFO                                    Title President
     -----------------------------                ------------------------------








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